Exhibit 99.1

For Immediate Release

INTERLEUKIN GENETICS ACQUIRES ALAN JAMES GROUP AND SECURES
$30 MILLION IN NEW FINANCING

Combination Creates Fully Integrated Personalized Healthcare Solutions Company

Conference Call Scheduled for 5:00 PM EDT Today

Waltham, MA, August 17, 2006 – Interleukin Genetics, Inc. (AMEX: ILI) today announced that it has acquired the assets and business of Alan James Group, LLC., a privately held, healthcare-focused consumer products company, in a cash and stock transaction.

The combination will create a diversified, fully integrated provider of products and services in the consumer and professional healthcare marketplace.  Interleukin and Alan James have complementary capabilities in genetic testing services and preventive healthcare products distribution.  By combining these capabilities, the company will be well positioned to expand its science-based solutions portfolio, rapidly commercialize its products and services and offer a broad selection of innovative, preventive, and personalized therapeutics to its customers.

Under the terms of the purchase agreement, Interleukin made an upfront payment to Alan James of $7 million in cash and $0.5 million in newly issued stock, based on the volume-weighted average closing stock price for the 20 consecutive trading days ending August 15, 2006 of $5.68 per share.  In addition, if certain earnings milestones are achieved by the Alan James subsidiary from 2007 through 2009, up to $1.5 million in cash and up to approximately 1.6 million shares of stock representing a value of $9.25 million based on the same volume-weighted average price of $5.68 per share, will be paid as additional consideration.

In connection with the transaction, Alticor, Inc., which owns a majority interest in Interleukin, will provide $30 million in financing in the form of a $15.6 million private placement with Alticor, Inc., and a new $14.4 million credit facility.  The amount available under the credit facility will be reduced by the amount of any proceeds received by Interleukin from a planned rights offering of $14.4 million of common stock to existing Interleukin common stockholders at a price of $5.68 per share, to be commenced as soon as practicable.

With the close of the transaction today, Tim Richerson, previously president of Alan James Group, LLC. has been named chief executive officer of Interleukin Genetics, Inc.  Dr. Kenneth Kornman, previously president and chief executive officer of Interleukin, maintains the roles of president and chief scientific officer, and has been appointed as a director on the Interleukin board.  Dr. Philip Reilly has stepped down as director and chairman of the Interleukin board and will continue to serve as a strategic advisor to the company.  Current Interleukin director Thomas Curran has been named chairman of the Interleukin board.

“This acquisition provides Interleukin with new products and sales and marketing leadership in the rapidly expanding consumer health segment,” said Dr. Kenneth Kornman, president and chief scientific officer of Interleukin Genetics.  “Alan James has a strong track record of innovation and marketing in the area of preventive therapeutics.  With Alan James’ experienced product commercialization team and the strong financial support provided by Alticor, Interleukin is well positioned to effectively commercialize our science-based products and services.  By creating a diversified, fully integrated provider of products and genetics tests, we believe this combination will create significant business growth opportunities to the benefit of our shareholders, customers, employees and partners.”

“The combination of Interleukin and Alan James will create an innovative company with leading genetics research that is able to deliver science-based products and services in a rapidly expanding marketplace,” said Tim Richerson, chief executive officer of Interleukin Genetics.  “The complementary combination of Alan James’ existing brands, product pipeline and channel development capabilities with Interleukin’s genetics expertise and scientific capabilities positions the company to realize its vision to be a leading genetics-focused, personalized health company.  We anticipate integrating our companies to realize the strategic, scientific and financial benefits of this transaction quickly and efficiently.”

Alan James has commercialized products that include recognizable consumer brands such as Ginkoba™, Ginsana™, and Venastat™, and Interleukin currently markets genetic tests for cardiovascular disease risk assessment and general nutrition assessment, both sold under the Gensona™ brand through Alticor’s Quixtar division, and PST® periodontal disease risk assessment.

Interleukin will continue to distribute products and services through Alticor’s direct sales channels.  The company anticipates new opportunities to enhance this channel in connection with the transaction.

Alan James will continue to do business under the name Alan James Group as a wholly owned subsidiary of Interleukin Genetics, Inc.

Strategic Combination

The combination is expected to allow the company to accelerate its development of a predictive and preventive product portfolio, expand its presence in the personalized health and wellness marketplace, and broaden its revenue base to include consumer, commercial and professional healthcare channels.  This strategic combination presents Interleukin with a unique opportunity to take advantage of the fast-growing $40 billion OTC and Nutraceuticals markets in the U.S., and the rapidly emerging molecular diagnostics marketplace, currently representing over $2 billion in the U.S. and growing at 15 to 20% per year.

In connection with the close of this transaction, Interleukin now expects total revenues of $5.5 million to $7 million in 2006.

Conference Call Information

Interleukin will host a conference call with investment analysts and shareholders at 5:00 PM EDT today to provide more information on this announcement and respond to questions.  The webcast of the conference call and an accompanying slide presentation will be available on the Interleukin website at www.ilgenetics.com.  An audio replay of the call will also be available at the dial-in information below.

Conference Call Dial-in:	800-289-0572	Toll-free Domestic
	913-981-5543	International

Replay Dial-in:	888-203-1112	Toll-free Domestic
	719-457-0820	International
	Passcode:	3844256

About Interleukin Genetics, Inc.

Interleukin Genetics, based in Waltham, MA, is a biotechnology company focused on developing and commercializing personalized health products.  The company uses its proprietary technology to help in the development of risk assessment tests, pharmacogenetic tests, nutritional and therapeutic products based on the genetic variations in people.  Interleukin Genetics has commercialized genetic tests for periodontal disease risk assessment, cardiovascular risk assessment and general nutrition assessment, and its current development programs focus on osteoporosis and weight management.  Interleukin expects that these programs will also lead to products that will personalize the selection of nutritional and therapeutic products and enable the managed care industry to improve patient care and better allocate resources.  For more information about Interleukin and its ongoing programs, please visit www.ilgenetics.com.

About Alan James Group, LLC.

Alan James Group, LLC., based in Boca Raton, FL, is a privately held consumer products company that develops Nutraceuticals and OTCeutical brands.  The company’s portfolio includes recognizable consumer brands such as Ginkoba™, Ginsana™, and Venastat™, and products within the Health and Beauty Care category such as vitamins, minerals, herbs and supplements.  The company’s products are sold at the nation’s largest retailers, including Wal-Mart, Target, CVS, Walgreens, Rite-Aid, Kroger and Albertson’s.  For more information about The Alan James Group please visit www.alanjamesgroup.com.

Certain statements contained herein are “forward-looking” statements including statements regarding our expectations regarding future revenues and gross profit margin, our ability to rapidly commercialize products, our ability to develop diagnostic, personalized nutritional and therapeutic products to prevent or treat diseases of inflammation and other genetic variations, our ability to screen nutritional compounds for their effects on inflammatory responses and other genetic variations, given specific genetic patterns and our ability to make progress in advancing our core technologies. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to the risk of market acceptance of our products, the risk of technology and product obsolescence, delays in product development, the performance of our partners, the availability of adequate capital, the actions of our competitors and other competitive risks, and those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission, our quarterly reports on Form 10-Q and in other filings made by us with the Securities and Exchange Commission. We disclaim any obligation or intention to update these forward-looking statements.

The common stock to be offered in the rights offering has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws.

Contacts

For Investors

(781) 398-0700

Gregg Mayer, Interleukin Genetics, Inc.

For Media

(212) 445-8224

J.J. Rissi, Weber Shandwick

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